Exhibit (a)(iii) under Form N-1A

                                        Exhibit 3(i) under Item 601/Reg. S-K



                            Federated Core Trust



                              Amendment No. 4

                        to the Declaration of Trust

                           dated August 21, 1996



      This Declaration of Trust is amended as follows:

      Strike Section 5 of Article III and replace it with the following:

      Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as,

                            High-Yield Bond Portfolio
                   Federated Mortgage Core Portfolio
                            Federated Government Pool
                          Federated Prime Pool
           Federated Inflation-Protected Securities Core Fund


      The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 19th day of August, 2005.



      WITNESS the due execution hereof this 19th day of August, 2005



/s/ John F. Donahue                 /s/ Peter E. Madden
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John F. Donahue                     Peter E. Madden

/s/ Thomas G. Bigley                /s/ Charles F. Mansfield, Jr.
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Thomas G. Bigley                    Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.             /s/ John E. Murray, Jr.
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John T. Conroy, Jr.                 John E. Murray, Jr.

/s/ Nicholas P. Constantakis        /s/ Marjorie P. Smuts
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Nicholas P. Constantakis            Marjorie P. Smuts

/s/ John F. Cunningham              /s/ John S. Walsh
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John F. Cunningham                  John S. Walsh

/s/ Lawrence D. Ellis, M.D.
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Lawrence D. Ellis, M.D.